EXHIBIT 32

Certification of Periodic Financial Report by the Chief Executive Officer and

Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned duly elected and acting Chief Executive Officer and Chief Financial Officer of Apollo Medical Holdings, Inc. (the “Company”), hereby certify, based on our knowledge, that this Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2017	/s/ Warren Hosseinion
Warren Hosseinion Chief Executive Officer

Date: November 14, 2017	/s/ Mihir Shah
Mihir Shah Chief Financial Officer

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.